EXHIBIT 5

[LETTERHEAD OF PIETRANTONI MENDEZ & ALVAREZ LLP]

July 11, 2005

Santander BanCorp
221 Ponce de León Avenue
San Juan, Puerto Rico 00917

Re:	Santander BanCorp Registration Statement on Form S-3

Dear Ladies and Gentlemen:

     We have acted as special counsel to Santander BanCorp, a Puerto Rico corporation (the “Company”), in connection with the preparation of Registration Statement on Form S-3 No. 333-116247 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to U.S. $350,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior or subordinated debt securities, in one or more series (the “Debt Securities”), which may be issued under a senior indenture (the “Senior Indenture”) and a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (ii) shares of the Company’s preferred stock, par value $25.00 per share (the “Preferred Stock”), in one or more series, and (iii) shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”). The Registration Statement also relates to the sale by one of its shareholders (the “Selling Stockholder”) of 6,000,000 shares of the Company’s Common Stock (the “Selling Stockholder Shares”).

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July 11, 2005

     The Debt Securities, the Common Stock and the Preferred Stock are collectively referred to herein as the “Offered Securities.”

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) the Registration Statement;

     (ii) the forms of Indentures filed as exhibits to the Registration Statement;

     (iii) the Articles of Incorporation of the Company, as presently in effect;

     (iv) the By-laws of the Company, as presently in effect; and

     (v) certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on May 19, 2004 (the “Board Resolutions”) relating to the issuance and sale of the Offered Securities and related matters, including a delegation of authority to the Company’s Pricing Committee to fix and determine the terms of certain of the Offered Securities.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such

Santander BanCorp
July 11, 2005

parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that the Selling Stockholder Shares were issued for value at the time of their original issuance.

     We do not express any opinion as to the laws of any jurisdiction other than those of the Commonwealth of Puerto Rico.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Articles of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether

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July 11, 2005

enforceability is considered in proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) the waiver contained in Section 515 of the applicable Indenture may be deemed unenforceable.

     2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors or the Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Company’s Certificate of Incorporation and the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Department of State of the Commonwealth of Puerto Rico; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors or the Pricing Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

     3. With respect to shares of Common Stock issued and sold by the Company (the “Offered Common Stock”), when (i) the Board of Directors or the Pricing Committee has taken all necessary corporate action to authorize their issuance and sale in accordance with the Company’s Articles of Incorporation and the Board Resolutions; (ii) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors or the Pricing Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the

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July 11, 2005

issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

     4. With respect to the Selling Stockholder Shares, when (i) certificates representing the Selling Stockholder Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (ii) the Selling Stockholder Shares have been delivered as contemplated in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ PIETRANTONI MENDEZ & ALVAREZ LLP